Exhibit 10.1

EQUITY LINE OF CREDIT AGREEMENT

This EQUITY LINE OF CREDIT AGREEMENT (the “Agreement”) is made and entered into as of the 3rd day of September 2004 (the “Execution Date”) and effective for all purposes as of August 23, 2004 (the “Effective Date”) by and between Hopkins Capital Group II, LLC (the “Investor”) and BioDelivery Sciences International, Inc. (the “Company”).

WHEREAS, the Investor and the Company are parties to that certain Binding Letter of Intent and Termination Agreement, dated August 23, 2004 (the “Binding Letter Agreement”);

WHEREAS, the parties desire to amend and restate the Binding Letter Agreement in its entirety and provide that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to Four Million Dollars ($4,000,000) of the Company’s Series B Convertible Preferred Stock, par value $.001 per share (the “Preferred Stock”) at a purchase price per share of Preferred Stock of $4.25 (the “Purchase Price”); and

WHEREAS, such investments will be made in reliance upon the provisions of Regulation D (“Regulation D”) of the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the “Securities Act”), and or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS AND OTHER MATTERS

Section 1.1 Amendment and Restatement of Binding Letter Agreement. In accordance with Section 4 of the Binding Letter Agreement, the Company and the Investor hereby amend and restate, in its entirety, the Binding Letter Agreement effective for all purposes as of the Effective Date and agree that the terms and conditions of this Agreement shall govern the relationship of the Company and the Investor from and as of the Effective Date, but solely with respect to the Investor’s investment in the Preferred Stock and to the matters addressed in this Agreement and the Binding Letter Agreement. The Investor and the Company hereby confirm the termination of that certain Facility Loan Agreement, dated August 2, 2004, by and between the Investor and the Company, in accordance with the provisions of Section 1 of the Binding Letter Agreement.

Section 1.2 Incorporation of Recitals. It is expressly agreed that the recitals to this Agreement are incorporated herein and made an operative part of this Agreement.

Section 1.3 Defined Terms. As used in this Agreement, the following terms shall have the following meanings. Other capitalized terms are defined elsewhere herein

“Advance” shall mean the portion of the Commitment Amount requested by the Company in the Advance Notice.

“Advance Date” shall mean the date the Company is in receipt of the funds from the Investor. No Advance Date shall be less than five (5) Business Days after an Advance Notice Date.

“Advance Notice” shall mean a written notice to the Investor setting forth the Advance amount that the Company requests from the Investor and the Advance Date.

“Advance Notice Date” shall mean each date the Company delivers to the Investor an Advance Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement.

“Business Day” shall mean any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are required by law or otherwise to be closed for business.

“Capital Stock” shall mean: (a) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including shares of preferred or preference stock and (b) all equity or ownership interests in any Person of any other type, including any securities convertible into or exchangeable for any of the foregoing or any options, warrants or other rights to subscribe for, purchase or acquire any of the forgoing.

“COD” shall mean the Certificate of Designations, Preferences and Rights of the Preferred Stock, in the form attached hereto as Exhibit A, dated and filed with Secretary of State of Delaware as of the Execution Date.

“Commitment Amount” shall mean the aggregate amount of up to Four Million Dollars ($4,000,000) which the Investor has agreed to provide to the Company in order to purchase the Company’s Preferred Stock pursuant to the terms and conditions of this Agreement.

“Commitment Period” shall mean the period commencing on the Effective Date and expiring on the earliest to occur of: (i) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the aggregate amount of Four Million Dollars ($4,000,000) and (ii) March 31, 2006.

“Common Stock” shall mean the Company’s common stock, par value $.001 per share.

“Company Equity Securities” shall mean any Capital Stock of the Company or options, warrants or other rights to acquire Capital Stock of the Company.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any contract, agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Conversion Stock” shall mean only those shares of Common Stock (or equity securities of any successor to the Company, as the case may be), which may be received by the Investor upon conversion of Preferred Stock in accordance with the terms hereof and the COD.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” shall mean any government or any state, department or other political subdivision thereof, or any governmental body, agency, authority or instrumentality in any jurisdiction exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Person” shall mean an individual, a corporation, limited liability company, a general or limited partnership, an association, a trust or other entity or organization, including any Governmental Authority.

“Principal Market” shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange, the OTC Bulletin Board or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

“Requirement of Law” shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject.

“SEC” shall mean the Securities and Exchange Commission.

“SEC Documents” shall mean all filings made by the Company with the SEC under the Securities Act and the Exchange Act, including all exhibits thereto.

ARTICLE 2.

ADVANCES

Section 2.1 Advances.

(a) General. Upon the terms and conditions set forth in this Agreement, on any Advance Notice Date the Company may request an Advance by the Investor by the delivery of an Advance Notice. The number of shares of Preferred Stock that the Investor shall receive for each Advance shall be determined by dividing the amount of the Advance by the Purchase Price. No fractional shares shall be issued. Fractional shares shall be rounded to the next higher whole number of shares. The aggregate maximum amount of all Advances that the Investor shall be obligated to make under this Agreement shall not exceed the Commitment Amount.

(b) Acknowledgement of Prior Advance. The Company hereby acknowledges and agrees that on August 23, 2004, Investor contributed $1,250,000 to the capital of the Company (the “Initial Advance”) and that such Initial Advance shall be deemed an Advance in consideration of shares of Preferred Stock properly made in accordance with this Agreement and that the Commitment Amount as of the Execution Date shall be reduced by such contributed amount. The Company agrees to issue 294,118 shares of Preferred Stock to the Investor in consideration of the Initial Advance.

Section 2.2 Mechanics.

(a) Advance Notice. At any time during the Commitment Period, the Company may deliver an Advance Notice to the Investor, subject to the conditions set forth in this Agreement. The amount of each individual Advance made pursuant to this Agreement shall not be less than $50,000 in any one (1) month period. The aggregate amount of all Advances pursuant to this Agreement shall not exceed the Commitment Amount.

(b) Date of Delivery of Advance Notice. An Advance Notice shall be deemed delivered on the Business Day it is received by facsimile or email by the Investor if such notice is received prior to 5:00 pm Eastern Time or the immediately succeeding Business Day if it is received by facsimile or email after 5:00 pm Eastern Time on a Business Day or at any time on a day which is not a Business Day.

Section 2.3 Closings. The Investor shall deliver each Advance to the Company by wire transfer of immediately available funds on the applicable Advance Date. Within five (5) Business Days of each such Advance Date, the Company shall deliver to the Investor the applicable number of shares of Preferred Stock (by certificate or book entry or otherwise as may be agreed to by the Company and Investor) representing the amount of the Advance by the Investor pursuant to Section 2.1 herein, registered in the name of the Investor. In addition, on or prior to the Advance Date, each of the Company and the Investor shall deliver to each other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Neither the shares of Preferred Stock nor the Conversion Shares thereunder so delivered share be registered with the SEC, except as provided for in Section 6.1 hereof.

Section 2.4 Conditions to Advances. The Investor agrees to advance to the Company the amount specified in any Advance Notice delivered by the Company subject to the following conditions precedent and the other terms and conditions set forth in this Agreement, each of which may be waived in the discretion of the Investor (it being understood and agreed that the following conditions will be deemed waived or satisfied by, respectively, the Investor and the Company in connection with the Initial Advance):

(a) the COD shall have been filed with the Secretary of State of Delaware and shall be in full force and effect;

(b) the shares of Conversion Stock underlying the shares of Preferred Stock issued in connection with such Advance have been duly reserved for future issuance on the books and records of the Company;

(c) the Company shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the Preferred Stock, or shall have the availability of exemptions therefrom. The sale and issuance of the Preferred Stock shall be legally permitted by all laws and regulations to which the Company is subject;

(d) the Company shall have filed with the SEC in a timely manner all reports, notices and other documents required of a “reporting company” under the Exchange Act and applicable SEC regulations;

(e) each of the representations and warranties made by the Company pursuant to this Agreement (or in any amendment, modification or supplement hereto or thereto) shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of the applicable Advance Date; and

(f) the Company shall have complied with each and every covenant and agreement applicable to it contained in this Agreement as of the applicable Advance Date.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor hereby represents and warrants to, and agrees with, the Company that the following are true and as of the date hereof and as of each Advance Date:

Section 3.1 Organization and Authorization. The Investor is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor. The Investor has the right, power and authority to execute and deliver this Agreement and all related instruments. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)

Section 3.2 Accredited Investor. The Investor is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act.

Section 3.3 Investment Experience; Access; Investigation.

(a) Access to Information. The Investor, in making its investment decision hereunder, represents that: (a) it has read, reviewed and relied solely on the publicly available information concerning the Company and any independent investigation made by it and its representatives, if any; (b) it has been afforded an opportunity to request from the Company to review, and has received, all additional information requested from the Company, (c) it acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Preferred Stock, other than as contained in this Agreement, and if given or made, any such other information or representation has not been relied upon as having been authorized by the Company.

(b) Reliance on Own Advisors. The Investor has relied completely on the advice of, or has consulted with, its own tax, investment, legal or other advisors and has not relied on the Company, or any of its officers, directors, attorneys, accountants, representatives, agents, advisors for any advice.

(c) Capability to Evaluate. The Investor has such knowledge and experience in financial and business matters, either directly or through its representatives or advisors, that it is capable of evaluating the merits and risks of the prospective investment, which risks are substantial.

(d) Ability to Bear Economic Risk. The Investor understands and acknowledges that an investment in the Preferred Stock and the Conversion Stock involves a high degree of risk. The Investor acknowledges that it has the ability to bear the economic risk of its investment pursuant to this Agreement.

(e) Investment; No Distribution. The Investor is acquiring the Preferred Stock and the Conversion Stock solely for the Investor’s own account for investment purposes as a principal and not with a view to the resale or distribution of all or any part thereof. The Investor is aware that there may be legal and practical limits on the Investor’s ability to sell or dispose of the any of the Preferred Stock and the Conversion Stock and, therefore, that the Investor must bear the economic risk of its investment for an indefinite period of time. The Investor acknowledges that it is possible that the Investor may incur a total loss of its investment. The Investor has adequate means of providing for the Investor’s current needs and possible contingencies and does not have a need for liquidity of this investment. The Investor’s commitment to illiquid investments, including the investments provided for herein, is reasonable in relation to the Investor’s net worth.

(f) No General Solicitation. None of the Preferred Stock or the Conversion Stock were offered to the Investor through, and the Investor is not aware of, any form of general solicitation or general advertising with respect to this Agreement and the transactions contemplated hereby, including, without limitation: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or via the Internet, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Investor further understands that the Company is relying in part on this representation to ensure compliance with the Securities Act.

Section 3.4 Trading Activities. The Investor’s trading activities with respect to the Company’s Common Stock has and shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Common Stock is listed or traded. Neither the Investor nor its affiliates has an open short position in the Common Stock of the Company and the Investor shall not and will cause its affiliates not to engage in any short sale as defined in any applicable SEC or NASD rules on any hedging transactions with respect to the Common Stock. Without limiting the foregoing, the Investor agrees not to engage in any naked short transactions (or an offsetting long position) during the Commitment Period.

Section 3.5 Brokers. No broker or finder has acted for the Investor in connection with this Agreement or the transactions contemplated thereby, and no broker or finder is entitled to any brokerage or finder’s fees or other commission in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of the Investor.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except in each case as provide for in the SEC Documents, the Company hereby represents, warrants and covenants to the Investor as of the date hereof and each Advance Date that:

Section 4.1 Existence. The Company: (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.

Section 4.2 Power; Authorization; Enforceable Obligations. The Company: (i) has the power and authority, and the legal right, to make, deliver and perform this Agreement and to issued the Preferred Stock hereunder, (ii) has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and the issuance of the Preferred Stock on the terms and conditions of this Agreement and the conversion of the Preferred Stock for shares of Common Stock on the terms and under the circumstances provided for herein. Except as has been disclosed to the Investor, no consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Company in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the issuance of the Preferred Stock or the conversion of the Preferred Stock plus accrued dividends thereon for shares of Conversion Stock on the terms and under the circumstances provided for herein and in the COD. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.3 No Legal or Contractual Bar. Except as previously disclosed to the Investor, the execution, delivery and performance of this Agreement by the Company, the issuance of the Preferred Stock hereunder and the use of the proceeds thereof by the Company and the conversion of the Preferred Stock plus accrued dividends for shares of Conversion Stock under the circumstances provided for herein: (a) do not and will not violate any Requirement of Law or Contractual Obligation of the Company or permit the acceleration of any obligation of the Company pursuant to any such Contractual Obligation and (b) do not and will not result in, or require, the creation or imposition of any lien or encumbrance on any on the Company’s properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

Section 4.4 Litigation. Other than matters adequately covered by existing insurance or for which the Company is indemnified (subject only to reasonable and customary deductibles) there are no: (i) actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of the Company, threatened against the Company or (ii) judgments, injunctions, writs, rulings or orders by any Governmental Authority against the Company.

Section 4.5 Certain Regulations. The Company is not (a) an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940; or (b) a “holding company,” or an “affiliate” of a “holding company” or a “Subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935.

Section 4.6 Compliance with Laws. The Company has obtained all material approvals required by any Governmental Authority to carry on its business as now being conducted. Each of such approvals is in full force and effect and the Company is in compliance in all material respects with the terms and conditions of such approvals, and is also in compliance in all material respects with all other provisions of any applicable environmental law.

Section 4.7 Brokers. No broker or finder has acted for the Company in connection with this Agreement or the transactions contemplated thereby, and no broker or finder is entitled to any brokerage or finder’s fees or other commission in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of the Company.

ARTICLE 5.

INDEMNIFICATION

Section 5.1 Indemnification.

(a) In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of its officers, directors, partners, employees and agents (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to: (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Investor Indemnitee not arising out of any action or inaction of an Investor Indemnitee, and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Investor Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b) In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders (other than the Investor), employees and agents (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to: (a) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor, (b) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on misrepresentations or due to a breach by the Investor and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnitees. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(c) The obligations of the parties to indemnify or make contribution under this Section 5.1 shall survive termination of this Agreement.

ARTICLE 6.

OTHER AGREEMENTS AND COVENANTS OF THE COMPANY

Section 6.1 Piggyback Registration Rights. The Investor shall have the following rights with respect to any shares of Conversion Stock received or to be received by the Investor upon conversion of the shares of Preferred Stock owned by the Investor as provided for herein:

(a) Whenever the Company proposes to register any Company Equity Securities under the Securities Act (other than pursuant to a registration statement on Form S-4, Form S-8 or any successor form) and the registration statement form to be used may be used for the registration of shares of Conversion Stock (such shares of Conversion Stock only, and no other shares of Capital Stock held by the Investor or its affiliates, are referred to herein as the “Registrable Securities”), the Company shall give prompt written notice to the Investor of its intention to effect such a registration. The Company shall include in such registration and use commercially reasonable efforts to include in any underwriting all shares of Registrable Securities held by the Investor with respect to which the Company has received a written request from the Investor for inclusion therein within 30 days after the receipt of the Company’s notice (such registration, a “Piggyback Registration”).

(b) If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without materially and adversely affecting the marketability of such offering or the timing thereof, the Company shall include in such registration all Registrable Securities held by the Investor on the condition that the Investor will agree to refrain from selling a reasonable number of such Registrable Securities (as determined in good faith by the Company based on the impact on the timing and marketability of the offering of the sale immediate by the Investor of all of its Registrable Securities) for a three (3) month period following the declaration of effectiveness of the applicable registration statement.

(c) Whenever the Investor requests that any Registrable Securities be registered pursuant to this Section 6.1, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof (subject in all instances to the requirements of the Securities Act, the rules and regulations promulgated thereunder, and all other applicable laws, rules and regulations), and pursuant thereto the Company shall as expeditiously as possible take all reasonable and customary actions necessary to effect such registration and sale.

(d) All expenses incident to the Company’s performance of or compliance with this Section 6.1, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions relating to the Registrable Securities) and other Persons retained by the Company shall be borne by the Company.

(e) In connection with any registration statement in which the Investor is participating pursuant to this Section 6.1, the Investor shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus.

Section 6.2 Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

Section 6.3 Issuance of the Company’s Preferred Stock. The sale of the shares of Preferred Stock shall be made in accordance with the provisions and requirements of Regulation D and any applicable state securities law.

ARTICLE 7.

AFFIRMATIVE COVENANTS

The Company hereby agrees that, from and after the date hereof and so long as any shares of Preferred Stock remain outstanding, the Company shall:

Section 7.1 Conduct of Business; Maintenance of Existence; Compliance with Laws. Continue to engage in business of the same general type as conducted by the Company on the Closing Date, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Company. The Company shall do or cause to be done all things necessary to ensure compliance by the Company in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority (including those with jurisdiction over matters pertaining to the environment and hazardous materials).

Section 7.2 Maintenance of Properties and Books and Records. (a) Maintain, preserve, protect and keep its material properties in good repair, working order and condition (ordinary wear and tear excepted), and make reasonable, necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times consistent with its past practices, and (b) maintain a standard system of accounting that enables it timely to produce financial statements in accordance with GAAP.

Section 7.3 Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

ARTICLE 8.

MISCELLANEOUS

Section 8.1 Amendments. This Agreement and any terms hereof may not be amended, supplemented or modified except pursuant to a writing signed by both the Investor and the Company.

Section 8.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered: (a) by hand, upon receipt or (b) three (3) days after being deposited in the mail, postage prepaid, or (c) in the case of a facsimile transmission notice, when received (with confirmation of receipt), or (d) in the case of delivery by a nationally recognized overnight courier, when received, in each case addressed to such addresses or fax number as may be hereafter notified by the respective parties hereto.

Section 8.3 No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto.

Section 8.4 Waiver. Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or of any other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision or any other provision on any subsequent occasion. Any waiver must be in writing.

Section 8.5 Successors and Assigns. The Company may not assign its rights or obligations under this Agreement without the consent of the Investor. This Agreement shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors and permitted assigns.

Section 8.6 Further Assurances. Each party hereto, at the reasonable request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

Section 8.7 Captions. The captions of the Sections and Articles of this Agreement have been inserted for convenience only and shall have no substantive effect.

Section 8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.9 Governing Law. This Agreement and any note and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New Jersey without regard to any conflicts of law provisions thereof.

Section 8.10 Waiver of Jury Trial. To the extent not prohibited by applicable law which cannot be waived, each of the Company and the Investor hereby waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, action, or cause of action arising out of or based upon this Agreement, the subject matter hereof, any note or the subject matter thereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Each of the Company and the Investor acknowledge that it has been informed by the other parties hereto that the provisions of this section constitute a material inducement upon which such other parties have relied, are relying and will rely in entering into this Agreement. Any party may file an original counterpart or a copy of this section with any court as written evidence of the consent of the Company and the Investor to the waiver of its rights to trial by jury.

Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which counterparts together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on their behalf as of the date first above written.

INVESTOR:

HOPKINS CAPITAL GROUP II, LLC

By:	/s/ Francis E. O’Donnell, Jr.
Name:	Francis E. O’Donnell, Jr.
Title:	Manager

COMPANY:

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty
Title:	Secretary, Treasurer and Chief Financial Officer